Exhibit 99.1

AeroVironment, Inc. Announces Fiscal 2014 Fourth Quarter and Full Year Results

MONROVIA, Calif., July 8, 2014 — AeroVironment, Inc. (NASDAQ: AVAV) today reported financial results for its fourth quarter ended April 30, 2014.

“An 87 percent increase in diluted earnings per share on an adjusted basis, the achievement of our financial and operating objectives and the delivery of solid results that exceeded our guidance for fiscal 2014 demonstrate the AeroVironment team’s strong performance and disciplined execution of our strategy,” said Tim Conver, AeroVironment chairman and chief executive officer.  “Our core business is stronger and more profitable than last year, and we are confident about the Company’s prospects for growth and shareholder value creation.”

Conver continued, “Looking ahead to fiscal 2015, we are encouraged by market and customer trends we are seeing and now believe we have greater visibility into the timing of meaningful adoption for Tactical Missile Systems, Commercial UAS and Global Observer.  Accordingly, and to ensure we are well positioned to lead market adoption and capitalize on each opportunity, we plan to increase investments this year in these areas.  We believe these additional investments in fiscal 2015 reflect the best use of our capital and will position the Company to deliver long-term growth and outstanding stockholder returns in the years to come.”

FISCAL 2014 FOURTH QUARTER RESULTS

Revenue for the fourth quarter of fiscal 2014 was $73.5 million, up 36% from fourth quarter fiscal 2013 revenue of $54.1 million. The increase in revenue resulted from increased sales in our Unmanned Aircraft Systems (UAS) segment of $17.7 million and in our Efficient Energy Systems (EES) segment of $1.7 million.

Income from operations for the fourth quarter of fiscal 2014 was $6.9 million compared to loss from operations for the fourth quarter of fiscal 2013 of $6.0 million. The higher income from operations was a result of higher revenue, resulting in $12.4 million higher gross margin, and lower research and development (R&D) expense of $3.2 million, offset by higher selling, general & administrative (SG&A) expense of $2.7 million.

Other income for the fourth quarter of fiscal 2014 was $2.9 million compared to other income for the fourth quarter of fiscal 2013 of $6.4 million.  Other income for the fourth quarter of fiscal 2014 and fiscal 2013 included $2.8 million and $6.2 million, respectively, related to the increase in fair value of the conversion option of our CybAero convertible bond investment.

Net income for the fourth quarter of fiscal 2014 was $8.1 million compared to net loss for the fourth quarter of fiscal 2013 of $0.8 million.

Earnings per diluted share for the fourth quarter of fiscal 2014 was $0.35 compared to loss per share for the fourth quarter of fiscal 2013 of $0.04.  Earnings per diluted share for the fourth quarter of fiscal 2014 included an increase of $0.08 per share due to the increase in fair value of the conversion option of our CybAero convertible bond investment. Loss per share for the fourth quarter of fiscal 2013 included an increase of $0.17 per share due to the increase in fair value of the conversion option of our CybAero convertible bond investment.

FISCAL 2014 FULL YEAR RESULTS

Revenue for fiscal 2014 was $251.7 million, up 5% from fiscal 2013 revenue of $240.2 million. The increase in revenue resulted from higher sales in our UAS segment of $14.5 million offset by lower sales in our EES segment of $3.0 million.

Income from operations for fiscal 2014 was $12.4 million compared to income from operations for fiscal 2013 of $3.8 million. The higher income from operations resulted from higher revenue, resulting in $1.1 million higher gross margin and lower R&D expense of $11.7 million, offset by higher SG&A expense of $4.2 million.

Other income for fiscal 2014 was $2.5 million compared to other income for fiscal 2013 of $7.0 million.  Other income for fiscal 2014 and fiscal 2013 included $1.8 million and $6.2 million, respectively, related to the increase in fair value of the conversion option of our CybAero convertible bond investment.

Net income for fiscal 2014 was $13.7 million compared to net income for fiscal 2013 of $10.4 million.

Earnings per diluted share for fiscal 2014 was $0.60 compared to earnings per diluted share for fiscal 2013 of $0.47.  Earnings per diluted share for fiscal 2014 and fiscal 2013 included an increase of $0.04 and $0.17 per share, respectively, due to the increase in fair value of the conversion option of our CybAero convertible bond investment.

BACKLOG

As of April 30, 2014, funded backlog (unfilled firm orders for which funding is currently appropriated to us under a customer contract) was $65.9 million compared to $59.4 million as of April 30, 2013.

FISCAL 2015 — OUTLOOK FOR THE FULL YEAR

For fiscal 2015, the company expects to generate revenue of between $250 million and $270 million, and gross profit margins of between 34.5 percent and 37.5 percent, respectively.  Planned increases in research and development and business development investments for Tactical Missile Systems, Commercial UAS and Global Observer business areas in fiscal 2015 may largely offset operating profit in the current fiscal year.

The foregoing estimates are forward looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to our ability to obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, July 8, 2014, at 1:30 pm Pacific Time that will be broadcast live over the Internet. Timothy E. Conver, chairman and chief executive officer, Jikun Kim, chief financial officer and Steven A. Gitlin, vice president of investor relations, will host the call.

4:30 PM ET

3:30 PM CT

2:30 PM MT

1:30 PM PT

Investors may dial into the call at (877) 561-2749 (U.S.) or (678) 809-1029 (international) five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

Audio Replay Options

An audio replay of the event will be archived on the Investor Relations page of the company’s website, at http://investor.avinc.com. The audio replay will also be available via telephone from Tuesday, July 8, 2014, at approximately 4:30 p.m. Pacific Time through Tuesday, July 15, at 9:00 p.m. Pacific Time. Dial (855) 859-2056 and enter the passcode 59925045. International callers should dial (404) 537-3406 and enter the same passcode number to access the audio replay.

ABOUT AEROVIRONMENT, INC.

AeroVironment is a technology solutions provider that designs, develops, produces, supports and operates an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions. The company’s electric-powered, hand-launched unmanned aircraft systems provide powerful actionable information to military, public safety and commercial personnel around the world through real-time, airborne imaging, sensing and communication.  AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AeroVironment is available at www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2014	2013	2014	2013
	(Unaudited)
Revenue:
Product sales	$59,244	$35,212	$194,996	$139,813
Contract services	14,254	18,898	56,707	100,339
	73,498	54,110	251,703	240,152
Cost of sales:
Product sales	33,246	22,588	119,137	85,643
Contract services	10,114	13,800	38,953	61,973
	43,360	36,388	158,090	147,616
Gross margin	30,138	17,722	93,613	92,536
Selling, general and administrative	16,968	14,290	55,679	51,520
Research and development	6,223	9,386	25,515	37,214
Income (loss) from operations	6,947	(5,954)	12,419	3,802
Other income:
Interest income	258	228	855	726
Other income	2,648	6,196	1622	6,245
Income before income taxes	9,853	470	14,896	10,773
Provision for income taxes	1,796	1,265	1,178	347
Net income (loss)	$8,057	$(795)	$13,718	$10,426
Earnings (loss) per share data:
Basic	$0.36	$(0.04)	$0.61	$0.47
Diluted	$0.35	$(0.04)	$0.60	$0.47
Weighted average shares outstanding:
Basic	22,571,067	22,170,268	22,354,444	22,069,842
Diluted	22,986,167	22,170,268	22,719,218	22,390,420

AeroVironment, Inc.

Reconciliation of Earnings per Share (Unaudited)

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2014	2013	2014	2013
Earnings (loss) per diluted share as adjusted	$0.27	$(0.21)	$0.56	$0.30
Increase in fair value of conversion option of CybAero convertible bond investment	0.08	0.17	0.04	0.17
Earnings (loss) per diluted share as reported	$0.35	$(0.04)	$0.60	$0.47

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	April 30,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$126,969	$75,332
Short-term investments	70,639	73,241
Accounts receivable, net of allowance for doubtful accounts of $791 at April 30, 2014 and $936 at April 30, 2013	31,739	19,770
Unbilled receivables and retentions	10,929	11,304
Inventories, net	50,699	62,561
Income tax receivable	6,584	11,777
Deferred income taxes	5,038	5,166
Prepaid expenses and other current assets	4,260	4,303
Total current assets	306,857	263,454
Long-term investments	50,505	68,916
Property and equipment, net	19,997	24,429
Deferred income taxes	6,721	3,745
Other assets	874	1,060
Total assets	$384,954	$361,604
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,906	$16,144
Wages and related accruals	14,083	12,116
Customer advances	2,984	7,519
Other current liabilities	6,762	6,408
Total current liabilities	37,735	42,187
Deferred rent	1,239	771
Liability for uncertain tax positions	3,513	3,460
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—23,176,576 shares at April 30, 2014 and 22,614,315 at April 30, 2013	2	2
Additional paid-in capital	143,648	130,527
Accumulated other comprehensive loss	(263)	(705)
Retained earnings	199,080	185,362
Total stockholders’ equity	342,467	315,186
Total liabilities and stockholders’ equity	$384,954	$361,604

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year ended April 30,
	2014	2013	2012
Operating activities
Net income	$13,718	$10,426	$30,451
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,155	10,937	8,973
Impairment of long-lived assets	3,317	—	—
Provision for doubtful accounts	(6)	462	291
Unrealized foreign currency gain	21	—	—
Gain on sale of equity securities	(4)	—	—
Deferred income taxes	(3,110)	3,851	(2,579)
Change in fair value of conversion feature of convertible bonds	(1,773)	(6,173)	—
Stock-based compensation	3,622	3,470	3,196
Tax benefit from exercise of stock options	2,305	1,606	1,239
Excess tax benefit from stock-based compensation	(648)	—	(189)
Loss (gain) on disposition of property and equipment	—	18	(11)
Changes in operating assets and liabilities:
Accounts receivable	(11,963)	36,185	(12,332)
Unbilled receivables and retentions	375	15,730	(5,068)
Inventories	11,862	(19,022)	(5,402)
Income tax receivable	5,193	(11,777)	—
Prepaid expenses and other assets	82	(317)	(1,678)
Accounts payable	(2,238)	(4,069)	(10,921)
Other liabilities	(1,045)	(17,320)	12,784
Net cash provided by operating activities	28,863	24,007	18,754
Investing activities
Acquisition of property and equipment	(7,143)	(11,834)	(14,992)
Net redemptions (purchases) of held-to-maturity investments	23,113	2,014	(2,575)
Acquisition of intangible assets	(750)	(850)	—
Purchases of available-for-sale investments	—	(3,037)	—
Sales of available-for-sale investments	360	600	225
Proceeds from sale of property and equipment	—	—	13
Net cash provided by (used in) investing activities	15,580	(13,107)	(17,329)
Financing activities
Excess tax benefit from stock-based compensation	648	—	189
Tax withholding payment related to net settlement of equity awards	(163)	(77)	—
Exercise of stock options	6,709	289	565
Net cash provided by financing activities	7,194	212	754
Net increase in cash and cash equivalents	51,637	11,112	2,179
Cash and cash equivalents at beginning of year	75,332	64,220	62,041
Cash and cash equivalents at end of year	$126,969	$75,332	$64,220
Supplemental disclosures of cash flow information
Cash paid during the year for:
Income taxes	$2,556	$15,262	$13,104
Non-cash activities
Unrealized gain (loss) on long-term investments recorded in accumulated other comprehensive loss, net of deferred taxes of $261, $37 and $56, respectively	$442	$(11)	$90
Reclassification from share-based liability compensation to equity	$—	$401	$—

Reportable Segment Results are as Follows:

(In thousands)

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2014	2013	2014	2013
Revenue:
UAS	$60,029	$42,372	$208,810	$194,276
EES	13,469	11,738	42,893	45,876
Total	73,498	54,110	251,703	240,152
Cost of sales:
UAS	34,548	26,574	127,992	115,194
EES	8,812	9,814	30,098	32,422
Total	43,360	36,388	158,090	147,616
Gross margin:
UAS	25,481	15,798	80,818	79,082
EES	4,657	1,924	12,795	13,454
Total	30,138	17,722	93,613	92,536
Selling, general and administrative	16,968	14,290	55,679	51,520
Research and development	6,223	9,386	25,515	37,214
Income (loss) from operations	6,947	(5,954)	12,419	3,802
Other income:
Interest income	258	228	855	726
Other income	2,648	6,196	1,622	6,245
Income before income taxes	$9,853	$470	$14,896	$10,773

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com